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                                                                    EXHIBIT 4(C)

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                           DOW JONES & COMPANY, INC.

                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION

                                                      as Trustee

                               ----------------

                         SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 1, 1995

                                TO THE INDENTURE

                          DATED AS OF OCTOBER 1, 1985

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  SECOND SUPPLEMENTAL INDENTURE, dated as of December 1, 1995, between DOW
JONES & COMPANY, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 200 Liberty Street, World Financial Center, New York, New York 10281, and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association existing under the laws of the United States, as Trustee under the Indenture referred to below (the "Trustee").

  WHEREAS, the Company has heretofore executed and delivered to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Predecessor Trustee") an Indenture, dated as of October 1, 1985, between the Company and the Predecessor Trustee, as supplemented by the First Supplemental Indenture, dated as of November 15, 1989, between the Company and the Predecessor Trustee (collectively, the "Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein and therein called the "Securities") may be issued from time to time; all capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture;

  WHEREAS, the Trustee is the successor to the Predecessor Trustee under the Indenture;

  WHEREAS, Section 901(9) of the Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

  WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof; and

  WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, with respect to Securities of any series issued after the date hereof as follows:

  SECTION 1.1. Section 101 of the Indenture is amended to include therein the following definitions:

    "Depositary' means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Securities Exchange Act of 1934, as amended, that is designated to act as Depositary for such Securities as contemplated by Section 301."

  and

    " "Global Security' means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities)."

  SECTION 2.1. Section 104 of the Indenture is amended by deleting existing clause (d) thereof and adding new clauses (d) through (h) at the end thereof, to read in their entirety as follows:

    "(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
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    (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in
  Section 106.

    (f) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

    (g) With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

    (h) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such

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  Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount."

  SECTION 3.1. Section 204 of the Indenture is renumbered Section 205 and a new Section 204 is hereby added, to read in its entirety as follows:

    "SECTION 204. Form of Legend for Global Securities.

    Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE."

  SECTION 4.1. Section 301 of the Indenture is hereby amended by renumbering former clauses (12) through (15) as (13) through (16), and a new clause (12) is added, to read in its entirety as follows:

    "(12) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;"

  SECTION 5.1. Section 305 of the Indenture is amended by adding the following paragraph to the end thereof:

    "The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

    (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

    (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by
  Section 301.

    (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

    (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security,

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  unless such Security is registered in the name of a Person other than the
  Depositary for such Global Security or a nominee thereof."

  SECTION 6.1. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

  SECTION 6.2. The provisions and benefit of this Second Supplemental Indenture shall not be effective with respect to Securities Outstanding prior to the execution hereof.

  SECTION 6.3. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  SECTION 6.4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

  SECTION 6.5. All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

  SECTION 6.6. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  SECTION 6.7. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                          DOW JONES & COMPANY, INC.

                                          By: /s/ Kenneth L. Burenga
                                              -------------------------------
                                            Title: President

[CORPORATE SEAL]

Attest:

      /s/ David E. Moran
-------------------------------
Title: Assistant Secretary

                                          FIRST TRUST OF NEW YORK,
                                           NATIONAL ASSOCIATION,
                                           as Trustee

                                          By: /s/ David Leverich
                                              -------------------------------
                                            Title: Vice President

[CORPORATE SEAL]

Attest:

      /s/ Alfia Monastra
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Title: Assistant Secretary

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STATE OF NEW YORK
                         ss:
COUNTY OF NEW YORK

  On the 5th day of December, 1995, before me personally came Kenneth L. Burenga, to me known, who, being by me duly sworn, did dispose and say that he is President of Dow Jones & Company, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                    /s/ Anne Ruggiero
                                          -------------------------------------
                                                      NOTARY PUBLIC

STATE OF NEW YORK
                         ss.:
COUNTY OF NEW YORK)

  On the 5th day of December, 1995, before me personally came David Leverich, me known, who, being by me duly sworn, did dispose and say that he is a Vice President of First Trust of New York, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                /s/ Christine M. Bastone
                                          -------------------------------------
                                                      NOTARY PUBLIC

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